Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of TAT Technologies Ltd. of our report dated March 4, 2015, relating to the consolidated financial statements of First Aviation Services Inc. and Subsidiaries as of and for the years ended December 31, 2014 and 2013, appearing in the Annual Report on Form 20-F of TAT Technologies Ltd. for the year ended December 31, 2015.

/s/ Dixon Hughes Goodman LLP
Memphis, Tennessee
April 20, 2016